UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders (the “Annual Meeting”) of First National Community Bancorp, Inc. (the “Company”) held on December 23, 2013, the Company’s shareholders approved the Company’s 2013 Long-Term Incentive Compensation Plan (the “LTIP”), which had been previously approved by the Company’s board of directors, subject to shareholder approval. The LTIP is designed to reward executives and key employees for their contributions to the long-term success of the Company, primarily as measured by the increase in the Company’s stock price. The LTIP provides the Board with the authority to offer several different types of long-term incentives, including Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. The LTIP will become effective on January 1, 2014.

For a more detailed description of the Company’s LTIP, see Proposal 4, “To Approve the Proposed 2013 Long-Term Incentive Plan” (pages 40 through 47), in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on November 22, 2013, which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the Company’s proxy statement are qualified in their entirety by reference to the LTIP, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on December 23, 2013. At the Annual Meeting, the shareholders voted on: (i) the election of each of the Company’s three nominees for Class A, Class B and Class C directors; (ii) a proposal to approve the compensation of executive officers (referred to as the 2013 say-on-pay proposal); (iii) a proposal to approve the frequency of solicitation of advisory shareholder approval on executive compensation (referred to as the 2013 say-on-frequency proposal); (iv) a proposal to approve the proposed LTIP; and (v) a proposal to ratify the appointment of McGladrey LLP as the independent registered public accounting firm for the year ending December 31, 2013. The results of the voting were as follows:

1.  Proposal No. 1: Election of Directors.

     The shareholders of the Company elected all of the Class A, Class B and Class C directors by the following vote:

Class A Nominees	For	Withheld	Broker Non-Vote
Michael J. Cestone, Jr.	9,398,941	814,003	3,555,176
Joseph J. Gentile	9,817,452	395,492	3,555,176
Louis A. DeNaples	9,835,003	377,941	3,555,176

Class B Nominees	For	Withheld	Broker Non-Vote
Louis A. DeNaples, Jr.	9,839,132	373,812	3,555,176
Thomas J. Melone	10,119,454	93,490	3,555,176
Steven R. Tokach	9,851,088	361,856	3,555,176

Class C Nominees	For	Withheld	Broker Non-Vote
Joseph Coccia	9,842,319	370,625	3,555,176
Dominick L. DeNaples	9,834,074	378,870	3,555,176
John P. Moses	10,105,583	107,361	3,555,176

2.  Proposal No. 2: 2013 say-on-pay proposal.

     The shareholders of the Company approved the 2013 say-on-pay proposal by the following vote:

For	Against	Abstain	Broker Non-Vote
9,558,275	547,423	107,246	3,555,176

3.  Proposal No. 3: 2013 say-on-frequency proposal.

     The shareholders of the Company approved the one-year frequency by the following vote:

One Year	Two Year	Three Year	Abstain	Broker Non-Vote
9,608,947	302,142	114,067	187,788	3,555,176

4.  Proposal No. 4: Proposal to approve the proposed 2013 Long-Term Incentive Plan.

     The shareholders of the Company approved the 2013 Long-Term Incentive Plan by the following vote:

For	Against	Abstain	Broker Non-Vote
9,672,826	391,921	148,197	3,555,176

5.  Proposal No. 5: Proposal to ratify the appointment of McGladrey LLP as the independent registered public accounting firm for the year ending December 31, 2013.

     The shareholders of the Company approved the ratification of the appointment of McGladrey LLP as the independent registered public accounting firm of the Company by the following vote:

For	Against	Abstain
13,543,994	198,825	25,301

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

10.1	2013 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

	By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: December 27, 2013

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